Exhibit 10.2

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

Execution Version

COMMITMENT LETTER AGREEMENT

COMMITMENT LETTER AGREEMENT, dated as of June 3, 2024 (this “Agreement”), between Viridescent Realty Trust, Inc. (“VRT”), and 11065220 Canada Inc. (“1106”, and together with VRT, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a term sheet dated May 12, 2024 and wish to enter into a binding agreement setting forth the terms of a transaction between the Parties with respect to the ultimate repayment in full of the Obligations (as defined in the Credit Agreement (as defined below)) owing to VRT in respect of the Credit Agreement, subject to the entry by third parties into certain agreements and other conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Definitions.

(a)           Capitalized terms used herein without definition shall have the same meanings herein as set forth in that certain Credit Agreement, dated as of December 16, 2021, among (i) High Street Capital Partners, LLC (the “Borrower”), (ii) AFC Gamma, Inc. and AFC Institutional Fund LLC (the “AFC Lenders”), (iii) VRT (collectively with AFC Lenders, the “Lenders”), and (iv) AFC Agent LLC (“AFC Agent”) and VRT Agent LLC (“VRT Agent; together with AFC Agent, the “Agents”) (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

(b)           Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to such terms below:

(i)	“1106-AFC Loan Acquisition” means the acquisition by 1106 of all of the Loans and other Obligations owing to, and all rights and obligations of, the AFC Lenders and AFC Agent under the Credit Agreement and the other Loan Documents;

(ii)	“1106/VRT Assignment Agreement” means the assignment and assumption agreement in the form attached hereto as Exhibit B between 1106 and VRT pursuant to which 1106 assigns to VRT certain Loans under the Credit Agreement in an amount equal to the 1106/VRT Assignment Amount, as such form may be revised with the consent of each of the Parties;

(iii)	“1106/VRT Assignment Amount” means an amount equal to $2,172,517.50;

(iv)	“AAL” means the agreement among lenders in the form attached hereto as Exhibit D among VRT Agent, VRT and 1106, as such form may be revised with the consent of each of the Parties;

(v)	“AFC/1106 Assignment Agreement” means the Assignment and Acceptance in the form attached hereto as Exhibit A between 1106, AFC Lenders and AFC Agent pursuant to which the 1106-AFC Loan Acquisition is consummated, as such form may be revised with the consent of each of the Parties;

(vi)	“Agency Assignment Agreement” means the agency assignment agreement in the form attached hereto as Exhibit F among VRT Agent, AFC Agent, VRT, 1106, Parent, Borrower and the other Loan Parties party thereto, pursuant to which the New VRT Designation is consummated, as such form may be revised with the consent of each of the Parties;

(vii)	“Amended Credit Agreement” means the amended and restated credit agreement in the form attached hereto as Exhibit E among the Parent, the Borrower, the other Loan Parties party thereto, VRT Agent, 1106, and VRT, which agreement amends and restates the Credit Agreement, as such form may be revised with the consent of each of the Parties;

(viii)	“Assignment and Direction” means the assignment, acknowledgement and direction in the form attached hereto as Exhibit C acknowledged, consented to, confirmed and agreed to by 1106 and the Lenders and acknowledged and agreed to by, among others, the Agents and the Borrower, as such form may be revised with the consent of each of the Parties;

(ix)	“New VRT Designation” means the designation of VRT Agent as the sole “Administrative Agent”, “Co-Agent” or “Agent” under the Credit Agreement and the other Loan Documents, pursuant to the Agency Assignment Agreement;

(x)	“Option Agreement” means that certain Option Agreement entered into between 1106 and the Lenders dated November 15, 2022; and

(xi)	“Transaction Documents” means this Agreement, the AFC/1106 Assignment Agreement, the 1106/VRT Assignment Agreement, the Assignment and Direction, the AAL and the Amended Credit Agreement.

2.             Exhibits. Each of the following exhibits attached to this Agreement shall be deemed incorporated herein by reference:

(a)            Exhibit A – the AFC/1106 Assignment Agreement;

(b)            Exhibit B – the 1106/VRT Assignment Agreement;

(c)            Exhibit C – the Assignment and Direction;

(d)            Exhibit D – the AAL;

(e)            Exhibit E - the Amended Credit Agreement; and

(f)            Exhibit F – the Agency Assignment Agreement.

3.             Commitment. Each of the Parties hereby acknowledge that, pursuant to the Option Agreement as modified by the Assignment and Direction, the AFC Lenders and AFC Agent or any of their respective Affiliates (individually or collectively as context may require, “AFC”) are required to assign their Loans to 1106 upon the exercise of the Option (as defined in the Option Agreement). In connection therewith, the Parties have requested that AFC enter into the AFC/1106 Assignment Agreement and the Agency Assignment Agreement in accordance with the respective terms thereof, but that AFC may nevertheless refuse to do so (an “AFC Refusal”). Each of the Parties covenants and agrees, subject to the terms and conditions set forth herein, that it shall, on or before June 3, 2024, enter into each of the AFC/1106 Assignment Agreement, the 1106/VRT Assignment Agreement, the Assignment and Direction, the AAL, the Amended Credit Agreement and the Agency Assignment Agreement, all to be dated and effective on the same day as set forth herein (such day being the “Effective Date”); [***].

4.             Transaction Effectiveness. Notwithstanding anything to the contrary, the Transaction Documents shall all become effective on the Effective Date, but each Transaction Document and the transactions evidenced thereby shall be deemed to become effective in the following order on such date: (1) the Assignment and Direction, (2) the AFC/1106 Assignment Agreement, (3) the Agency Assignment Agreement, (4) the 1106/VRT Assignment Agreement, and (5) each of the Amended Credit Agreement and the AAL.

5.             Fee. In consideration for services performed by VRT in favour of 1106 in connection with the Transaction Documents and for the provision of services related to the New VRT Designation, 1106 shall (a) assign Loans under the Credit Agreement to VRT in an amount equal to the 1106/VRT Assignment Amount and (b) make the New VRT Designation.

6.             Expenses. 1106 shall pay the reasonable and documented costs and expenses of VRT and VRT Agent LLC incurred in connection with the negotiation and documentation of the Transaction Documents; provided, that 1106 shall not be obligated to pay amounts in respect of the foregoing in excess of $400,000.

7.             Indemnity. 1106 hereby agrees to indemnify VRT, VRT Agent LLC and their respect affiliates and their respective directors, officers, employees, consultants and advisors (collectively, the “Indemnified Persons”) from, and agree to reimburse or compensate each of the Indemnified Persons, from time to time, for the Indemnified Obligations.

(a)           The “Indemnified Obligations” shall mean, collectively, any and all obligations, losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees) of any kind or nature whatsoever, that may at any time be imposed upon, incurred by or asserted against VRT or any other Indemnified Person arising out of, or in connection with, the Transaction Documents or any agreement, document or instrument delivered pursuant to or in connection with the foregoing, or any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding), in each case, whether or not caused by or arising, in whole or in part, out of the negligence of any Indemnified Person; provided that in respect of any threatened claim, the Indemnified Persons must provide 1106 with reasonably sufficient documentation to substantiate that any indemnified losses, claims, damages, liabilities and expenses are related to the subject matter of this indemnification.

(b)           No admission of liability and no settlement of any Indemnified Obligations shall be made by an Indemnified Person without the prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, of 1106 unless such settlement includes an unconditional release of 1106 from any liabilities arising out of such Indemnified Obligations without any admission of responsibility by 1106.

(c)           Promptly after receiving notice of an Indemnified Obligation against any Indemnified Person or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from 1106, VRT or any such other Indemnified Person will notify 1106 in writing of the particulars thereof and will provide copies of all relevant documentation to 1106, will keep 1106 advised of the progress thereof and will discuss with 1106 all significant actions proposed, provided that the omission to so notify 1106 shall not relieve 1106 of any liability which 1106 may have to any Indemnified Person except and only to the extent that any such delay in giving or failure to give notice as herein required prejudices the defense of such Indemnified Obligation or results in any material increase in the liability which 1106 would otherwise have under this indemnity had VRT or any such other Indemnified Person not so delayed in giving or failed to give the notice required hereunder; provided further, that notwithstanding the foregoing, no Indemnified Person shall be obligated to provide any information, orally or in writing, notice or documentation to 1106 if, upon the advice of counsel, such action could in any way whatsoever lead to potential waiver of any privileges, including attorney-client privilege and attorney work-product doctrine.

(d)           In no event will 1106 be responsible for the fees of more than one separate counsel for all Indemnified Persons in any single jurisdiction and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined by the applicable Indemnified Person), one additional counsel for each group of similarly affected Indemnified Persons.

(e)           The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable has determined that such Indemnified Obligations to which the Indemnified Person may be subject were caused primarily by the gross negligence or willful misconduct of the Indemnified Person and in such instance, such Indemnified Person will reimburse any funds advanced by 1106 to the Indemnified Person pursuant to this indemnity in respect of such Indemnified Obligation.

8.             No Modification; Entire Agreement. This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by each of the Parties. The Transaction Documents constitute the sole and entire agreement between the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.             Parties in Interest; Third Party Beneficiaries. This Agreement is for the sole benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.           Successors and Assigns. This Agreement is binding upon and shall enure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that, no Party may assign this Agreement or any rights or duties hereunder without the other Party’s prior written consent.

11.           Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

12.           Governing Law; Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK NOT INCLUDING CONFLICTS OF LAWS RULES. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE COURTS OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, SITTING IN THE COUNTY OF WESTCHESTER OR NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14.           Representations and Warranties. Each of the Parties hereby represents and warrants to the other that:

(a)           it is an entity formed and validly existing under the laws of its jurisdiction of organization or incorporation and it has the corporate power and capacity to execute, deliver and perform this Agreement;

(b)           the execution, delivery and performance of this Agreement by it has been duly and validly authorized and approved by all necessary corporate action by it and no other proceedings are necessary to authorize such execution, delivery and performance of this Agreement;

(c)           this Agreement has been duly and validly executed and delivered by it and, upon execution by each of the other parties hereto, this Agreement shall be in full force and effect and shall constitute a valid and binding Agreement of such Party, enforceable against such Party in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally;

(d)           all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement; and

(e)           the execution, delivery and performance by it of this Agreement do not and will not (i) violate its constating or organizational documents, (ii) violate any applicable law or judgment, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract to which it is a party.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

VIRIDESCENT REALTY TRUST, INC.

By	/s/ Dante Domenichelli
Name: Dante Domenichelli
Title: Chief Operating Officer

11065220 CANADA INC.

By	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Chief Legal Officer